FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              EQUIDYNE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      04-2608713
-----------------------------------                   ----------------
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)

238 LITTLETON ROAD, WESTFORD, MASSACHUSETTS                  01886
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(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
Common Stock, par value $.10 per share            American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not Applicable.
--------------

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable
                                                                  --------------


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereunder is common stock, $.10 par value per share ("Common Stock"), of Equidyne Corporation (the "Registrant"). The description of Common Stock set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (File No. 333-45268), as originally filed with the Securities and Exchange Commission ("SEC") on September 6, 2000 and effective as of September 12, 2000, is incorporated herein by reference.

     The Common Stock has previously been registered pursuant to Section 12(g) of the Act (File No. 0-9922) and quoted on the OTC Bulletin Board under the symbol "INJX."

ITEM 2. EXHIBITS.

EXHIBIT NO.         DESCRIPTION
-----------         -----------

1. Registration Statement on Form SB-2 (SEC File No. 333-45268) as originally filed with the SEC on September 6, 2000 and effective as of September 14, 2000, incorporated herein by reference thereto.


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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 12, 2000                EQUIDYNE CORPORATION


                                        By: /s/ Michael T. Pieniazek
                                           ------------------------------------
                                           Michael T. Pieniazek
                                           Executive Vice President
                                           And Chief Financial Officer


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